  _________________________________________________________________________________

John Hancock Advisers, LLC
601 Congress Street

Boston, MA  02210

March 13, 2014

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:       Expense Limitation Letter Agreement and Voluntary Expense Limitation Notice

With reference to each of the Advisory Agreements entered into by and between John Hancock Advisers, LLC (the “Adviser”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.  The Adviser agrees to contractually waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix B, Appendix C, Appendix D and Appendix E hereto.

2.  The Adviser agrees to voluntarily waive its advisory fees or, to the extent necessary, reimburse other expenses of each Fund as set forth in Appendix F, Appendix G, Appendix H and Appendix I hereto.

3.  We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By:      /s/ Jeffrey H. Long

            Jeffrey H. Long

            Chief Financial Officer

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:      /s/ Charles A Rizzo

            Charles A. Rizzo

            Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts.  This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Focused High Yield Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Enduring Equity Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

APPENDIX B

Fund Level Contractual Expense Limitations

For purposes of the first part of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.  The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit
None

APPENDIX C

Class Level Contractual Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser contractually agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.  The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Enduring Equity Fund	1.90%	N/A	2.60% [1]	1.60%	N/A	N/A	N/A	N/A	N/A	1.50%	2/28/2015 for Class A, Class I and Class R6 2/29/2016 for Class C1
Financial Industries Fund	N/A	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Global Opportunities Fund	N/A	N/A	N/A	N/A	N/A	1.61%	N/A	N/A	N/A	1.10%	2/28/2015
Greater China Opportunities Fund	N/A	N/A	N/A	1.34%	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Large Cap Equity Fund	N/A	1.83% [2]	1.83%[2]	0.78%[2]	N/A	N/A	N/A	N/A	N/A	N/A	2/29/2016[2]
Small Cap Intrinsic Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.10%	2/28/2015
U.S. Global Leaders Growth Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.85%	2/28/2015
Bond Fund	See below	See below	See below	See below	N/A	See below	N/A	N/A	N/A	0.57% and see below	9/30/2014
Focused High Yield Fund	N/A	N/A	N/A	0.72%	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2014
Global Conservative Absolute Return Fund	1.50%	N/A	N/A	1.19%	N/A	N/A	N/A	N/A	N/A	1.10%	9/30/2014
Government Income Fund	0.98%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9/30/2014

1At the March 10-13, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class C shares of the Fund with an expiration date of February 29, 2016, effective as of the commencement of operations of the Fund’s Class C shares.

2 If approved by its shareholders, Sovereign Investors Fund is scheduled to reorganize into Large Cap Equity Fund on May 2, 2014.  At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified, and the Board approved, the fee waiver and/or expense reimbursement arrangements for Class B, Class C and Class I shares of Large Cap Equity Fund listed above if the merger is approved by shareholders of Sovereign Investors Fund, effective upon the closing date of the reorganization, with an expiration date of February 29, 2016.

For John Hancock Bond Fund, the Adviser and its affiliates agree to waive a portion of their fees and/or reimburse certain Expenses in order to reduce the total annual fund operating expenses for Class A, Class B, Class C, Class I, Class R2 and Class R6 shares by 0.05% of the Fund’s average daily net assets.  These fee waivers and/or expense reimbursements expire on September 30, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at the time.*

* At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the fee waiver and/or expense reimbursement arrangement, effective upon the current expiration date of September 30, 2013.

APPENDIX D

Class Specific Contractual Expense Limitations

For purposes of this Appendix:

The Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees, as applicable,*  and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix C in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix C) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix C (the “Class Total Operating Contractual Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix C) of the share class exceed the Class Total Operating Contractual Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

*Blue-sky fees and printing and postage fees are applicable Class Level Expenses for the Class Expense Waiver of the following Funds: Enduring Equity Fund, Financial Industries Fund, Global Opportunities Fund, Greater China Opportunities Fund, Seaport Fund, Small Cap Intrinsic Value Fund and Global Conservative Absolute Return Fund.

Fund	Classes A	B	C	I	R1	R2	R3	R4	R5	R6	Expiration Date of Expense Limit
Balanced Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Classic Value Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Enduring Equity Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Financial Industries Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Global Opportunities Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Greater China Opportunities Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Large Cap Equity Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Regional Bank Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
Seaport Fund	0.55%	N/A	1.25%[3]	0.25%	N/A	N/A	N/A	N/A	N/A	0.00%[4]	2/28/2015 for Class A, Class I and Class R6[2] 2/29/2016 for Class C1
Small Cap Equity Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Small Cap Intrinsic Value Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Sovereign Investors Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2/28/2015
U.S. Global Leaders Growth Fund	N/A	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	2/28/2015
Bond Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015
Global Conservative Absolute Return Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015
Income Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.00%	9/30/2015

1 At the March 10-13, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the fee waiver and/or expense reimbursement arrangement for Class C shares of the Fund with an expiration date of February 29, 2016, effective as of the commencement of operations of the Fund’s Class C shares.

4 At the December 16-18, 2013 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, (i) a contractual fee waiver and/or expense reimbursement arrangement of 0.10% for Class R6 shares of the Fund with an expiration date of February 28, 2015, effective as of the commencement of the Fund’s operations and (ii) a fee waiver and/or expense reimbursement arrangement of 0.00% for Class R6 shares which was voluntary for the period from January 1, 2014 to January 31, 2014 and is contractual for the period from February 1, 2014 to February 28, 2015.

APPENDIX E

Fund Level Contractual Investment Management Fee Waivers

The Adviser agrees to limit John Hancock Money Market Fund’s management fee to a maximum annual rate of 0.40% of the Fund’s average daily net assets.  The limitation will continue until at least July 31, 2015.*

*    At the March 10-13, 2014 meeting of the Board of Trustees of the Trusts, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to July 31, 2015) of the management fee limitation, effective upon the current expiration date of July 31, 2014.

The Adviser agrees to limit John Hancock Government Income Fund’s management fee to a maximum annual rate of 0.53% of the Fund’s average daily net assets.  The limitation will continue until at least September 30, 2014.**

**  At the June 24-26, 2013 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of, and the Board approved, the extension of the expiration date (to September 30, 2014) of the management fee limitation, effective upon the current expiration date of September 30, 2013.

APPENDIX F

Fund Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; (vii) Rule 12b-1 fees; (viii) transfer agency fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Annual Expense Limit	Expiration Date of Expense Limit*
None

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

APPENDIX G

Class Level Voluntary Total Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of the Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest expense; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fees and expenses paid indirectly; (vi) short dividend expense; and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Fund.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Fund set forth below.

The Adviser voluntarily agrees to waive advisory fees or, if necessary, reimburse expenses or make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.

The Expense Limit for the classes of shares of the Fund indicated below for the purposes of this Appendix shall be as follows:

	Classes										Expiration Date of Expense Limit*
Fund	A	B	C	I	R1	R2	R3	R4	R5	R6
Focused High Yield Fund	N/A	1.82%	1.82%	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Global Opportunities Fund	1.55%	N/A	2.25%	1.25%	N/A	N/A	N/A	N/A	N/A	N/A
Global Short Duration Credit Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A
Financial Industries Fund	N/A	2.15%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Small Cap Core Fund	1.50%	N/A	N/A	1.20%	N/A	N/A	N/A	N/A	N/A	N/A

*These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

For John Hancock Money Market Fund, the Adviser and its affiliates may voluntarily waive a portion of their fees (including, but not limited to, distribution and service (Rule 12b‑1) fees) and/or reimburse certain expenses to the extent necessary to assist the Fund in attempting to avoid a negative yield.  These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

APPENDIX H

Fund Level Voluntary Limit on Other Expenses

For purposes of this Appendix:

The Adviser voluntarily agrees to reduce its management fee for the Fund or, if necessary, make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund as set forth in the table below. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business, (e) advisory fees, (f) Rule 12b-1 fees, (g) transfer agent fees and service fees, (h) blue sky fees, (i) printing and postage, (j) borrowing costs, (k) prime brokerage fees, (l) acquired fund fees and expenses paid indirectly, and (m) short dividend expense.

Fund	Limit on Other Expenses	Expiration Date of Expense Limit*
Enduring Equity Fund	0.25%
Global Conservative Absolute Return Fund	0.25%
Seaport Fund	0.25%

*    These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

APPENDIX I

Fund Level Voluntary Investment Management Fee Waivers

None.